UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) October 15, 2021

MicroVision, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34170	91-1600822
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6244 185th Avenue NE, Suite 100

Redmond, Washington 98052

(Address of principal executive offices) (Zip code)

(425) 936-6847

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	MVIS	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 15, 2021, the Chief Financial Officer of MicroVision, Inc. (the “Company”), Stephen P. Holt, notified the Company of his plans to retire from his position effective November 15, 2021. Mr. Holt will remain with MicroVision as an advisor through the first half of fiscal 2022 to facilitate a smooth transition in the leadership of the Company’s finance team.

Mr. Holt will be succeeded by Anubhav Verma as the Company’s new Vice President, Chief Financial Officer and Treasurer. Mr. Verma, age 36, is currently Senior Vice President, Finance of Exela Technologies, a publicly traded business process automation company, a position he has held since October 2016. Previously, Mr. Verma served as an Investment Professional at HandsOn Global Management, from November 2013 to October 2016, and in investment banking roles at Credit Suisse USA, from May 2009 to October 2013.

In connection with his appointment, the Compensation Committee of the Board approved certain compensatory arrangements for Mr. Verma. Specifically, the Compensation Committee approved (i) an annual cash base salary of $400,000, payable in accordance with the Company’s standard payroll practices, (ii) an annual incentive bonus opportunity of up to $160,000, to be paid in the form of cash or vested restricted stock units, or RSUs, (iii) a one-time new-hire equity incentive award, payable in the form of RSUs valued at $1,500,000 on the grant date, scheduled to vest over four years subject to continued employment on each vesting date, and (iv) an annual long-term equity incentive opportunity, payable in the form of RSUs valued at $600,000 on the grant date scheduled to vest in four equal installments on each of the first, second, third and fourth anniversaries of grant subject to continued employment on each vesting date. The RSU awards are to be granted pursuant to the 2020 MicroVision, Inc. Incentive Plan and subject to the terms and conditions of that plan and the award agreement thereunder.

Mr. Verma will be a “designated participant” pursuant to the Company’s Change of Control Severance Plan, which provides for certain benefits in the event of certain terminations of employment on the date of or during the two-year period following a change in control of the Company. There are no arrangements or understandings between Mr. Verma and any other persons pursuant to which he was appointed to the position described above and no family relationships exist among Mr. Verma and any of the Company’s directors or executive officers.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Pursuant to the rules and regulations of the SEC, the attached exhibit is deemed to have been furnished to, but not filed with, the SEC.

Exhibit No.	Description

99.1	Press Release of MicroVision, Inc. dated October 20, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROVISION, INC.

By:	/s/ Drew G. Markham
Drew G. Markham
Vice President, General Counsel and Secretary

Dated: October 20, 2021